UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

August 31, 2026 (Date of earliest event reported)

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St. Suite 500, #947
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

(212) 206-8600 Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cineverse Pans LLC (“Pans Borrower”), a wholly-owned subsidiary of Cineverse Corp. (the “Company”) and BondIt LLC (“Pans Lender”) entered into, on August 31, 2026 and dated as of August 28, 2026, a Loan and Security Agreement (the “Pans Loan Agreement”).

The Pans Loan Agreement provides for a term loan with a principal amount not to exceed $3,125,000 (the “Pans Loan”), and a maturity date of October 26, 2027. The Pans Loan includes a minimum interest commitment of $179,000 to be incurred from the period following the closing up to seven-month anniversary of the Pans Loan (the "Minimum Interest Term"). Thereafter, the Pans Loan and unpaid interest bear monthly interest of 1.39%. Use of the proceeds under the Pans Loan Agreement will include reimbursements to the Company for advances paid to the licensor under the Company’s distribution arrangements for the re-release of the film titled Pan’s Labyrinth (the “Film”), the 3D conversion of the Picture and payment of a portion of the credit facility with East West Bank. The Pans Loan Agreement contains customary covenants, representation and warranties and events of default.

After the principal of and interest on the Pans Loan is paid in full, Pans Lender will be entitled to receive a royalty of 11.25% of specified receipts obtained by the Company from the sale, distribution and marketing of the Film under its distribution agreements for the Film until Pans Lender has received up to 1.75 times the principal and interest paid under the Pans Loan, inclusive of principal and interest.

The Pans Loan is secured by a first priority interest in all of Pans Borrower’s rights and interest in the Film and the distribution agreements, including the proceeds to Pans Borrower from the distribution of the Film. The Company entered into, on August 31, 2026 and dated as of August 28, 2026, a Guaranty Agreement, pursuant to which it provided a guarantee of the Pans Loan which is capped at obligations not exceeding $2,343,750 (the “Guaranty Agreement”). The obligations under the Guaranty Agreement are subordinated in payment and performance to the Company’s credit facility with East West Bank pursuant to an intercreditor agreement among the Company, the Pans Lender, the Pans Borrower and East West Bank.

The foregoing descriptions of the Pans Loan Agreement and the Guaranty Agreement are qualified in their entirety by reference to such documents, which will be filed in accordance with SEC rules and regulations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	September 4, 2026	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Legal Officer, Secretary & Senior Advisor